UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 20, 2021

ALEXANDERS INC
(Exact Name of Registrant as Specified in Charter)

Delaware	001-06064	51-0100517
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

210 Route 4 East
Paramus,	New Jersey	07652
(Address of Principal Executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (201) 587-8541
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value per share	ALX	New York Stock Exchange

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
     On May 20, 2021, Alexander’s, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Meeting”). As of March 22, 2021, the record date for stockholders entitled to vote at the Meeting, there were 5,107,290 shares of common stock, par value $1.00 per share (the “Shares”) outstanding and entitled to vote. Of the Shares entitled to vote at the Meeting, 4,912,836, or approximately 96.2% of the Shares, were present or represented by proxy. There were two matters presented and voted on. Set forth below is a brief description of each matter voted on and the voting results with respect to each such matter.

Proposal 1 – Election of three nominees to serve on the Board of Directors for a three-year term and until their respective successors are duly elected.

Nominee	For	Withheld	Broker Non-Votes

David M. Mandelbaum	4,392,892	269,847	250,097
Arthur I. Sonnenblick	4,551,402	111,337	250,097
Dr. Richard R. West	4,451,296	211,443	250,097

Proposal 2 – Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year 2021.

	For	Against	Abstain

Votes Cast	4,899,243	12,778	815

In addition to the three nominees who were re-elected to serve on the Company’s Board of Directors, Steven Roth, Thomas R. DiBennedetto, Mandakini Puri, Wendy A. Silverstein and Russell B. Wight, Jr. continue to serve as Directors after the Meeting.

Item 9.01.    Financial Statements and Exhibits.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDER’S, INC.
(Registrant)

By:	/s/ Matthew Iocco
Name:	Matthew Iocco
Title:	Chief Financial Officer (duly authorized officer and principal financial and accounting officer)

Date: May 20, 2021

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